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                                                                    EXHIBIT 23.3

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the use of our report dated April 14, 1999 on the combined Telelatina Management Company LLC Sucursal Argentina, Telelatina S.A., Smartel S.A. and Formus S.A. financial statements included in or made a part of this registration statement.

                                        Pistrelli, Diaz Y Asociados
                                        Member firm of Arthur Andersen

                                        Eduardo C. Coduri
                                        Partner

Buenos Aires, Argentina
May 11, 2000